Exhibit 32.2

Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350,

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Nevada Property 1 LLC (the “Company”) for the quarter ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ronald G. Eidell, as Interim Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1. the Registrant’s Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of and for the periods presented in the Report.

/s/ Ronald G. Eidell
Ronald G. Eidell
Interim Chief Financial Officer

Date: May 9, 2012

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by section 906, has been provided to Nevada Property 1 LLC and will be furnished to the Securities and Exchange Commission or its staff upon request.